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Exhibit 10.42

CONFIDENTIAL

WAFER SUPPLY AGREEMENT

between:

Newport Fab, LLC

a Delaware limited liability company

d/b/a Jazz Semiconductor

and

RF Micro Devices, Inc.

a North Carolina corporation.

Dated as of October 15, 2002

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

TABLE OF CONTENTS

1.	Definitions.		1
	1.1	"Basic Price"	1
	1.2	"Capacity"	1
	1.3	"Engineering Wafers"	1
	1.4	"Forecast"	1
	1.5	"Hot Lot" and "Super Hot Lot"	1
	1.6	"Lead-time"	1
	1.7	"Lot"	1
	1.8	"Newport Beach Fab"	1
	1.9	"NRE Services"	1
	1.10	"Party"	1
	1.11	"Photomasks"	1
	1.12	"Production Wafers"	1
	1.13	"Purchase Order"	2
	1.14	[...***...]	2
	1.15	"Wafers"	2
	1.16	"Wafer Acceptance Criteria"	2
	1.17	"Wafer Warranty Period"	2
2.	Purchase and Supply Obligations.		2
	2.1	Establishment of Capacity and Volume Commitments	2
3.	Wafer Purchases.		3
	3.1	Scope.	3
	3.2	Purchase Orders; Delivery Schedule.	3
	3.3	Acceptance and Acknowledgement.	3
	3.4	Materials.	3
	3.5	[...***...]	3
	3.6	NRE Services	3
	3.7	No Waiver or Release	3
4.	Wafer Delivery and Logistics.		3
5.	Pricing; Credits; and Payments.		4
	5.1	Invoicing and Payment.	4
	5.2	Wafer Credits.	4
	5.3	Costs.	4
	5.4	Taxes.	4
6.	Tracking; Reporting; and Audits.		4
	6.1	Wafer Tracking.	4
	6.2	Reporting Requirements.	4
7.	Warranty and Disclaimer.		4
	7.1	Wafer Warranty.	4
	7.2	Disclaimers.	5
8.	Indemnification.		5
	8.1	RFMD Indemnification Obligations.	5
	8.2	JAZZ Indemnification Obligations.	5
	8.3	Conditions.	5
	8.4	Sole and Exclusive Remedy.	6
9.	Confidentiality.		6

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

10.	Limitations of Liability.		6
	10.1	DISCLAIMER.	6
	10.2	BASIS OF BARGAIN.	6
11.	Term; Termination.		6
	11.1	Term	6
	11.2	Termination.	6
	11.3	Survival.	7
12.	General.		7
	12.1	Agency.	7
	12.2	Governing Law; Venue and Jurisdiction.	7
	12.3	Dispute Resolution.	7
	12.4	Third-Party Beneficiaries.	8
	12.5	Compliance with Law.	9
	12.6	Force Majeure.	9
	12.7	Amendment; Later Agreement.	9
	12.8	Notices.	9
	12.9	Assignment.	10
	12.10	Waiver	10
	12.11	Severability.	10
	12.12	Counterparts and Facsimile	10
	12.13	Rules of Construction.	10
	12.14	Entire Agreement.	11

ii

LIST OF EXHIBITS

EXHIBIT A	PRICING & LEADTIME
EXHIBIT B	WAFER FORECAST
EXHIBIT C	REPORTS
EXHIBIT D	MAP SAMPLE SIZE

iii

WAFER SUPPLY AGREEMENT

THIS WAFER SUPPLY AGREEMENT (this "Supply Agreement") is entered into as of October 15, 2002 (the "Effective Date") by and between NEWPORT FAB, LLC, a Delaware limited liability company d/b/a Jazz Semiconductor ("JAZZ") and RF MICRO DEVICES, INC., a North Carolina corporation ("RFMD").

RECITALS

        RFMD desires, on the terms and conditions of this Supply Agreement, to purchase from JAZZ semiconductor wafers and related foundry manufacturing services.

        JAZZ is willing to supply such wafers and services to RFMD on the terms and conditions set forth in this Supply Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Supply Agreement, the Parties agree as follows:

AGREEMENT

1.    DEFINITIONS.    Capitalized terms not expressly defined elsewhere in this Supply Agreement have the following meanings:

        1.1    "Basic Price" is defined in Exhibit A (Pricing).

        1.2    "Capacity" means, as of any date for any period, the average number of wafer starts per day capable of being completed at the Newport Beach Fab during such period, based on available equipment, tools, and personnel, without additional capital spending, equipment purchases, or hiring of personnel.

        1.3    "Engineering Wafers" means Wafers, manufactured by JAZZ solely for qualification or testing, and which are either (1) initial lot run for a new mask set or mask set revision, (2) any lot run by RFMD with less than 25 wafers, or (3) any lot that is split or placed on hold by RFMD.

        1.4    "Forecast" is defined in Section 2.1(a).

        1.5    "Hot Lot" and "Super Hot Lot" mean Lots that are processed so as to meet certain accelerated Lead-times specified in writing to RFMD from time to time.

        1.6    "Lead-time" means the estimated amount of time required from submission of a Purchase Order to delivery, as specified in Exhibit A to this Supply Agreement.

        1.7    "Lot" means a single lot of Wafers that are processed together. Each Lot of Production Wafers or Risk Materials shall consist of [...***...] Wafers. Each Lot of Engineering Wafers shall consist of no less than [...***...] but less than [...***...] Wafers.

        1.8    "Newport Beach Fab" means the facility and associated assets used by JAZZ to provide specialty process foundry services and to manufacture semiconductor wafers, located in Newport Beach, California.

        1.9    "NRE Services" means non-recurring engineering services.

        1.10    "Party" means either RFMD or JAZZ, as the context requires, and "Parties" means RFMD and JAZZ collectively.

        1.11    "Photomasks" means precision photographic quartz or glass plates containing microscopic images of integrated circuits, for use as master images to transfer circuit patterns onto semiconductor wafers during the fabrication of integrated circuits and other semiconductor products.

        1.12    "Production Wafers" means all Wafers other than Engineering Wafers, manufactured by JAZZ.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        1.13    "Purchase Order" means a written blanket order for the purchase of a specified quantity of Wafers by process and product submitted by RFMD to Jazz.

        1.14    [...***...]

        1.15    "Wafers" means semiconductor wafers to be processed and prepared for shipping by JAZZ at the Newport Beach Fab, including Engineering Wafers, Production Wafers, and Risk Materials.

        1.16    "Wafer Acceptance Criteria" means the parametric wafer measurements set forth in JAZZ's procedures as specified in JAZZ's document #19091A01 entitled "Wafer Acceptance Criteria," set forth in Exhibit D.

        1.17    "Wafer Warranty Period" is defined in Section 7.1.

2.    PURCHASE AND SUPPLY OBLIGATIONS.

        2.1    Establishment of Capacity and Volume Commitments

          (a)    Forecast.    Within [...***...] prior to the [...***...] during the term of this Supply Agreement, RFMD shall submit in writing or electronically to JAZZ a rolling [...***...] forecast setting forth the number of Wafers for which the Company shall commence a specified fabrication process [...***...] during each month of the forecast (a "Forecast").

          (b)    RFMD Volume Commitments.    RFMD shall purchase, at the Contract Price, 100% of the Wafers for which JAZZ is required to commence the [...***...] fabrication process as specified by RFMD for the [...***...] month of the Forecast and for the [...***...] of the initial Forecast (a "Guaranteed Month"). The number of Wafers set forth in a Forecast with respect to a Guaranteed Month that RFMD is obligated to purchase pursuant to this section shall be referred to herein as the "Wafer Volume Commitment." [...***...]

[...***...]

        JAZZ and RFMD acknowledge that the number of Wafers in a Forecast shall be the number for a certain fabrication process [...***...], and nothing herein shall restrict changes to the mix of Wafers within a certain fabrication process by RFMD in subsequent Forecasts, provided the total number of Wafers for a certain fabrication process shall be subject to the limitations set forth above.

          (c)    JAZZ Capacity Commitments.    JAZZ, shall accept each Purchase Order, which is consistent with the Forecast, and fulfill [...***...] (the "Baseline Commitment"). If the amount forecasted in any calendar year exceeds the Baseline Commitment (the amount of such excess being referred to herein as the "Excess Demand"), provided such Excess Demand does not exceed [...***...] the Baseline Commitment then JAZZ [...***...]. Regardless of Baseline or subsequent forecast, Jazz shall at all times agree, upon [...***...] advance notice by RFMD, to start [...***...] during the term of this Agreement.

          (d)    Preferred Vendor Status.    RFMD shall give JAZZ the first right of refusal to supply all RFMD silicon demand, provided JAZZ is competitive in pricing, technology, quality and delivery, and further provided no material breach as reasonably determined in good faith by RFMD, by Jazz or other Jazz board members, of the Confidentiality Agreement or confidentiality provisions of the Company Second Amended and Restated Stockholder Agreement signed contemporaneously herewith occur.

          (e)    Lead-Times.    Jazz shall not revise any Lead-time without providing RFMD with [...***...] advanced written notice, and in no event shall any Lead-time exceed [...***...] of the then current industry average for like processes.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

3.    WAFER PURCHASES.

        3.1    Scope.    Upon receipt of a Purchase Order from RFMD (as described in Section 3.2(a) (Purchase Orders)), JAZZ shall produce the Wafers covered by such Purchase Order release as described therein Section 3.3..

        3.2    Purchase Orders; Delivery Schedule.

          (a)    Purchase Order.    Simultaneously with providing each Forecast to JAZZ required by Section 2.1 (a), FRMD shall submit to JAZZ a [...***...] Purchase Order for the number of Wafers for which the fabrication process is to be commenced during the [...***...] month of such Forecast, except that the initial Forecast shall be accompanied by a [...***...] Purchase Order for the number of Wafers for which the fabrication process is to be commenced during the [...***...] months of such Forecast.

          (b)    Delivery Schedule.    JAZZ will acknowledge each Purchase Order with an acknowledgement (a "Purchase Order Acknowledgment"), which shall include a schedule by Wafer part number and quantity, within [...***...] of the date of such Purchase Order.

        3.3    Acceptance and Acknowledgement.    Each Purchase Order submitted shall be accepted by JAZZ up to the Wafer Volume Commitment defined in Section 2.1 and shall be acknowledged by JAZZ within [...***...] days of receipt. Subject to the terms of this Supply Agreement, once JAZZ accepts a Purchase Order, it will be obligated to produce and deliver the Wafers in the volumes specified in the Purchase Order and RFMD will be obligated to purchase such Wafers in the volumes specified in the Purchase Order. Unless otherwise agreed to in writing by the Parties, Production Wafers shall be ordered by RFMD and delivered by JAZZ in Lots of [...***...] Wafers and Engineering Wafers shall be ordered by FRMD and delivered by JAZZ in Lots of [...***...] to no more than [...***...] Wafers. [...***...]

[...***...]

[...***...]

        3.4    Materials.    [...***...]

        3.5    [...***...]

        3.6    NRE Services    At RFMD's request, the Parties shall negotiate regarding provision by JAZZ of NRE Services to RFMD related to development of new Wafers. All NRE Services provided pursuant to this Supply Agreement shall be in accordance with the Research and Development Agreement entered into between the parties concurrently herewith. The Parties shall negotiate in good faith the terms and conditions and any applicable pricing for such NRE Services.

        3.7    No Waiver or Release    No failure by JAZZ to accept any modification in the volume, delivery date, or other term with respect to any Forecast, Wafer Volume Commitment or Purchase Order proposed by RFMD, provided that JAZZ has the discretion under the terms hereof to accept or reject such proposed modification, shall act as a waiver or release of, or otherwise relieve RFMD from, RFMD's obligations hereunder to satisfy the Waiver Volume Commitment for each month during the term hereof.

4.    WAFER DELIVERY AND LOGISTICS.

        All Wafers delivered to RFMD shall be delivered F.O.B. the Newport Beach Fab. Title and risk of loss shall pass from JAZZ to RFMD upon delivery, which shall be deemed made upon transfer by JAZZ of possession to the shipping carrier or to storage if not shipped immediately. RFMD shall be responsible for all freight, handling and insurance charges subsequent to such delivery. Except in accordance with the applicable delivery terms set forth in this Supply Agreement, JAZZ shall not have any liability in connection with shipment, nor shall the shipping carrier be deemed to be an agent of JAZZ.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

5.    PRICING; CREDITS; AND PAYMENTS.

        5.1    Invoicing and Payment.

          (a)    Shipped Wafers.    JAZZ will invoice RFMD for Wafers delivered hereunder upon shipment of each Lot, at the applicable [...***...] RFMD shall pay any amounts due on such invoices within [...***...] of receipt thereof. Notwithstanding any other provision hereof, neither Party may offset any amounts owed by such Party to the other Party against any amounts from such other Party, without such other Party's express written agreement to such offset in each case.

          (b)        [...***...]

        5.2    Wafer Credits.    (a) JAZZ will provide to RFMD credits for the purchase of Wafers from JAZZ, in the amount [...***...]. Such Wafer Credits shall apply only to the [...***...] of Wafers purchased by RFMD. The amount of the Wafer Credit shall be applied to each and every Wafer purchased by RFMD by the reduction in the [...***...] per wafer invoiced by: [...***...] The summary provided will reference invoice number, credit earned and date of invoice.

        (b)   [...***...]

        (c)   [...***...]

        5.3    Costs.    Except as otherwise provided herein or agreed to in writing by the Parties, each Party will be solely responsible for the costs and expenses it incurs in performing its obligations under this Supply Agreement.

        5.4    Taxes.    RFMD will be responsible for payment of any local, state or federal sales, use and excise or similar taxes or related government charges ("Taxes") imposed on or arising from RFMD's purchase of Wafers under this Supply Agreement, excluding any Taxes on the net income or net worth of JAZZ. All Wafer prices are exclusive of federal, state or local sales, use, excise, or similar taxes applicable to Wafers or mask sets or the fabrication, processing, engineering, or sale thereof. Any such tax(es) shall be separately itemized on JAZZ's invoice(s) and paid by RFMD, or, in lieu thereof, RFMD shall furnish JAZZ a properly executed tax exemption certificate prior to shipment.

6.    TRACKING; REPORTING; AND AUDITS.

        6.1    Wafer Tracking.    All Wafers manufactured and delivered by JAZZ to RFMD shall have backward and forward trace ability sufficient to enable JAZZ to identify (i) the processes and materials used in the manufacture of such Wafers; (ii) the batches or lots of such materials; and (iii) other Wafers in the same or sequential lots. Such information shall be provided to RFMD, upon RFMD's reasonable request.

        6.2    Reporting Requirements.    JAZZ shall provide RFMD with the reports specified in Exhibit C (Reports) or otherwise as mutually agreed to in writing by the Parties.

7.    WARRANTY AND DISCLAIMER.

        7.1    Wafer Warranty.    For a period of [...***...] from the date of delivery (the "Wafer Warranty Period"), JAZZ warrants that the Wafers, other than Risk Materials, delivered hereunder will conform to and be manufactured in accordance with the Wafer Acceptance Criteria, and will be free from defects in material, manufacturing and workmanship. If, during the Wafer Warranty Period, a breach of this warranty is discovered in any Wafers, then JAZZ shall work with RFMD to determine the cause of such defect and appropriate corrective measures, and, at RFMD's option, [...***...]. For the avoidance of doubt, a breach of the foregoing warranty will not give rise to any termination provision under Section 11 (Term; Termination) provided that JAZZ provides the foregoing express and exclusive remedy for any breach of this warranty.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        7.2    Disclaimers.    EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS SUPPLY AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED OR OTHERWISE, IN CONNECTION WITH THIS SUPPLY AGREEMENT OR ANY WAFERS OR SERVICES PROVIDED UNDER THIS SUPPLY AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE AND NONINFRINGEMENT.

8.    INDEMNIFICATION.

        8.1    RFMD    Indemnification Obligations. RFMD agrees to indemnify, hold harmless and defend at its own expense any liability or cost associated with any claim, suit, or action (collectively, "Claims") asserted or brought against JAZZ, its Affiliates and its subsidiaries, and their respective officers, directors, employees, agents, and representatives by a third party to the extent that such Claim alleges that RFMD's specifications or designs used in the production of Wafers infringe on any patent, copyright, or any other intellectual property right (a "RFMD Infringement Claim"). RFMD will pay such damages awarded against JAZZ by a court of competent jurisdiction, or agreed to in a monetary settlement of any such Claim by RFMD, to the extent that such damages are directly attributable to a RFMD Infringement Claim. RFMD's indemnification obligation will not apply to RFMD Infringement Claims to the extent they result from or are attributable to (a) any modifications, combinations, or improvements made to the design or specification as furnished to JAZZ by RFMD that are not agreed to by RFMD; or (b) use of the design or specification by JAZZ for any purpose other than providing Wafers to RFMD.

        8.2    JAZZ Indemnification Obligations.    JAZZ agrees to indemnify, hold harmless and defend at its own expense any liability or cost associated with any Claim asserted or brought against RFMD, its Affiliates and it subsidiaries, and their respective officers, directors, employees, agents, and representatives by a third party to the extent that such Claim alleges that JAZZ's use of technology, equipment, processes, or methods to manufacture the Wafers or provide the Probe Services infringes upon any patent, copyright, or any other intellectual property right, other than any such Claim that is a RFMD Infringement Claim (a "JAZZ Infringement Claim"). JAZZ will pay such damages awarded against RFMD by a court of competent jurisdiction, or agreed to in a monetary settlement of any such Claim by JAZZ, to the extent that such damages are directly attributable to a JAZZ Infringement Claim. JAZZ's indemnification obligation hereunder will not apply to JAZZ Infringement Claims alleging infringement by any technology, equipment, processes, or methods that were provided by RFMD to JAZZ. For the avoidance of doubt, if JAZZ modifies, improves, or combines any such technology equipment, processes, or methods, the foregoing indemnification obligation will apply to the extent that JAZZ Infringement Claims are directed at the modifications, improvements, or combinations, except for modifications, improvements, or combinations performed at the direction of RFMD or its Affiliates.

        8.3    Conditions.    The obligations of the indemnifying Party (the "Indemnifying Party") under Section 8.1 (RFMD Indemnification Obligations) or Section 8.2 (JAZZ Indemnification Obligations) with respect to a RFMD Infringement Claim or JAZZ Infringement Claim (as applicable) (an "Infringement Claim") are subject to the following conditions: (a) the indemnified Party (the "Indemnified Party") must promptly notify the Indemnifying Party in writing of such Infringement Claim; (b) the Indemnifying Party must have sole control of the defense and settlement of the Infringement Claim; and (c) the Indemnified Party must fully cooperate with and provide reasonable assistance to the Indemnifying Party in the defense and settlement of such Infringement Claim (which includes furnishing to the Indemnifying Party all evidence in the possession of the Indemnified Party that is relevant to such Infringement Claim). The Indemnifying Party will not accept a settlement or stipulated judgment of any RFMD Infringement Claim or JAZZ Infringement Claim (as applicable) without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld. The Indemnifying Party will have no liability under this Section 8 (Indemnification) for any costs, losses, liabilities, or damages resulting from the willful acts of the Indemnified Party or any settlement or compromise incurred or made by the Indemnified Party without the Indemnifying Party's prior written consent. The Indemnified Party will have the right to participate, at its own expense, in the defense or settlement of the Infringement Claim.

        8.4    Sole and Exclusive Remedy.    This Section 8 (Indemnification) states the Indemnifying Party's entire liability and the Indemnified Party's sole remedy with respect to the infringement, violation, or misappropriation of any intellectual property rights of any third party arising from or relating to this Supply Agreement, subject to Section 10.1. Each Party's obligations under this Section 8 (Indemnification) are subject to the limitations of liability set forth in Section 10 (Limitations of Liability).

9.    CONFIDENTIALITY.

        The Parties acknowledge that any nonpublic information disclosed or provided by one Party to another Party in connection with this Agreement will be subject to the Confidentiality Agreement between the Parties dated                        , 2002. The terms and conditions of this Supply Agreement (including the pricing information contained herein) will be considered to be the Confidential Information (as defined in the Confidentiality Agreement) of both parties.

10.    LIMITATIONS OF LIABILITY.

        10.1    DISCLAIMER.    EXCEPT FOR INTENTIONAL, RECKLESS OR GROSSLY NEGLIGENT BREACHES OF THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, OR EXEMPLARY DAMAGES ARISING FROM THE SUBJECT MATTER OF THIS SUPPLY AGREEMENT, REGARDLESS OF THE TYPE OF CLAIM AND EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHER, IN NO EVENT WILL JAZZ'S AGGREGATE LIABILITY (INCLUDING ATTORNEY'S FEES) TO RFMD HEREUNDER EXCEED [...***...], EXCEPT THAT THIS LIMITATION SHALL NOT APPLY TO ANY INTENTIONAL, RECKLESS OR GROSSLY NEGLIGENT BREACH BY JAZZ OF SECTION 9 OF THIS AGREEMENT.

        10.2    BASIS OF BARGAIN.    EACH PARTY ACKNOWLEDGES THAT THE MUTUAL LIMITATIONS OF LIABILITY CONTAINED IN THIS SECTION 10 (LIMITATIONS OF LIABILITY) REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS SUPPLY AGREEMENT AND THAT EACH PARTY WOULD NOT ENTER INTO THIS SUPPLY AGREEMENT WITHOUT THESE LIMITATIONS OF LIABILITY.

11.    TERM; TERMINATION.

        11.1    Term    This Supply Agreement will take effect on the Effective Date and will remain in effect for a period of five (5) years from the Effective Date (the "Initial Term"), unless earlier terminated in accordance with this Section 11 (Term; Termination). Following the Initial Term, this Supply Agreement may be renewed for additional one-year renewal terms (each a "Renewal Term"), upon mutual agreement of the Parties.

        11.2    Termination.    This Supply Agreement may be terminated at any time as follows:

          (a)   by written agreement of the Parties;

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          (b)   by either Party, at its discretion upon written notice to the other Party, if the other Party materially breaches any provision of this Supply Agreement and such breach is not cured within [...***...] after written notice of such breach is furnished by the non-breaching Party;

          (c)   by either Party, at its discretion, if (i) the other Party becomes insolvent, admits in writing its inability to pay its debts as they become due, or files or has filed against it any proceeding in bankruptcy or for reorganization under any federal bankruptcy law or similar state law, or has any receiver appointed for all or a substantial part of such Party's assets or business, or makes any assignment for the benefit of its creditors, or enters into any other proceeding for debt relief, and such proceeding is not dismissed within [...***...] of filing or (ii) the other Party dissolves, liquidates, or institutes any proceedings for the liquidation or winding up of its business.

        11.3    Survival.    The rights and obligations under Sections 1 (Definitions), 5.2 (Wafer Credits), 7 (Warranty and Disclaimer), 8 (Indemnification), 9 (Confidentiality), 10 (Limitations of Liability), 11.3 (Survival), and 12 (General) will survive termination or expiration of this Supply Agreement for any reason.

12.    GENERAL.

        12.1    Agency.    Under this Supply Agreement (i) each Party will be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other Party; (ii) neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party; and (iii) neither Party will hold itself out to be a partner, employee, franchisee, representative, servant, or agent of the other Party.

        12.2    Governing Law; Venue and Jurisdiction.    This Supply Agreement will be governed by, subject to, and construed in accordance with the internal laws of the State of Delaware, as such laws apply to contracts between Delaware residents performed entirely within Delaware. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods will not apply to this Supply Agreement.

        12.3    Dispute Resolution.    The Parties will act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement arising out of or relating to or in connection with this Supply Agreement or the breach, termination or validity hereof (each a "Dispute") between the Parties under or related to this Supply Agreement or any of the transactions contemplated hereby.

          (a)   Upon the written request (a "Request") of a Party, the other Party shall commence good faith negotiations with the goal of resolving the Dispute on a mutually satisfactory basis. If the Dispute has not been resolved to the satisfaction of the Parties within [...***...] after the date on which the Request is delivered, the Dispute shall immediately be referred to senior officers of each Party. The senior officers of each Party (e.g., chief executive officer) shall meet immediately, and in no case later than [...***...] after the date on which the Request is delivered, for a minimum of [...***...] with a mutually selected mediator and attempt in good faith to negotiate a resolution of the Dispute. If the Parties are unable to resolve the Dispute within [...***...] after the date on which the Request is delivered, then any relevant Party may submit the Dispute to arbitration as the exclusive means of resolving it in accordance with the procedures set forth in this Section 12.3.

          (b)   Except as otherwise specified in this Section 12.3, any Dispute not resolved through the procedure set forth above shall be finally settled by arbitration in accordance with the International Rules and Procedures of the American Arbitration Association (the "Arbitration Rules"), which are deemed to be incorporated by reference herein except as otherwise modified herein.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          (c)   The arbitration situs shall be Wilmington, Delaware, and the laws of the State of Delaware shall be applied.

          (d)   In the event of arbitration, there shall be one arbitrator who shall be jointly nominated by such parties. If the Parties fail to so nominate the arbitrators within [...***...] from the date when the Dispute is submitted to arbitration pursuant to this Section 13.3, at the request of any Party, the arbitrator(s) shall be appointed in accordance with the Arbitration Rules.

          (e)   The arbitration hearing shall commence no later than [...***...] following the appointment of the sole arbitrator, as the case may be, and the final award shall be rendered no later than [...***...] following the close of the hearing.

          (f)    Consistent with the expedited nature of arbitration, each Party will, upon the written request of the other Party, provide the other with copies of documents relevant to the issue raised by any claim or counterclaim. Other discovery may be ordered by the arbitrator to the extent the arbitrator deems additional discovery relevant and appropriate, and any dispute regarding discovery, relevance or scope thereof, shall be determined by the arbitrator, which determination shall be conclusive.

          (g)   By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, injunctive or other equitable relief or an order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a national court, the arbitral tribunal shall have full authority to grant provisional remedies and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

          (h)   The award shall be final and binding upon the Parties, and shall be the sole and exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal in connection with the Dispute. Judgment upon any award may be entered in any court having competent jurisdiction thereof.

          (i)    The costs of the arbitration shall be borne as determined in accordance with the Arbitration Rules; provided, however, that to the extent a Party is non-prevailing or unsuccessful on a claim in an arbitration proceeding under this Section 12.3 as determined by the arbitrator, that Party shall pay the prevailing or successful Party's costs and expenses incurred in connection with the arbitration of that Dispute, including attorneys' fees and arbitration expenses, whether or not such Dispute is prosecuted to award or judgment.

          (j)    Subject to the receipt of any applicable governmental approval, any monetary award shall be made and promptly payable in U.S. dollars, if due in U.S. dollars, free of any deduction or offset, and the arbitral tribunal shall be authorized in its discretion to grant pre-award and post-award interest at commercial rates. The arbitral tribunal shall have the authority to award any remedy or relief proposed by the claimants or respondents pursuant to this Supply Agreement, including without limitation, a declaratory judgment, specific performance of any obligation created under this Supply Agreement or the issuance of an injunction.

        12.4    Third-Party Beneficiaries.    There are no third-party beneficiaries of this Supply Agreement. Except for the pricing established under this Supply Agreement, and any rights of RFMD's Affiliates set forth herein to purchase Wafers from JAZZ subject to such pricing, no provision of this Supply Agreement, express or implied, is intended or will be construed to confer upon or give to any customer or other person other than the Parties any rights, remedies, or other benefits under or by reason of this Supply Agreement.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        12.5    Compliance with Law.    The Parties will at all times comply with all applicable foreign, U.S., state, and local laws, rules and regulations relating to the execution, delivery and performance of this Supply Agreement. Each Party agrees that it will not export or reexport, resell, ship, or divert or cause to be exported or reexported, resold, shipped, or diverted directly or indirectly any software, documentation, or technical data incorporating any software to any country for which the government (or any agency thereof) of the United States, or any foreign sovereign government with competent jurisdiction requires an export license or other governmental approval without first obtaining such license or approval.

        12.6    Force Majeure.    Neither Party shall be liable for failure or delay in performance of its obligations under this Supply Agreement to the extent such failure or delay is caused by an act of God, act of a public enemy, war or national emergency, rebellion, insurrection, riot, epidemic, quarantine restriction, fire, flood, explosion, storm, earthquake, interruption in the supply of electricity, power, or energy, or other catastrophe, terrorist attack, labor dispute or disruption of such Party's suppliers, or other event beyond the reasonable control of such Party. If a Party's performance under this Supply Agreement is affected by a force majeure event, such Party shall give prompt written notice of such event to the other Party and shall at all times use its reasonable commercial efforts to mitigate the impact of the force majeure event on its performance under this Supply Agreement. In the event of a force majeure event as described in this Section that affects either or both Parties' ability to perform under this Supply Agreement, the Parties agree to cooperate in good faith in order to resume the transactions contemplated by this Supply Agreement as soon as commercially possible to the extent commercially reasonable.

        12.7    Amendment; Later Agreement.    This Supply Agreement may not be amended, modified, or supplemented by the Parties in any manner, except by an instrument in writing signed by RFMD and JAZZ and specifically reciting that it amends this Supply Agreement. No purchase order or acknowledgement will amend this Supply Agreement, and all purchase orders or acknowledgements shall be subject to the terms and conditions of this Agreement regardless of statements to the contrary contained within the purchase order or acknowledgment. All matters designated herein as subject to agreement of the Parties must be agreed upon in a writing signed by authorized representatives of both Parties for such agreement to be effective.

        12.8    Notices.    Any notice, consent, approval, or other communication intended to have legal effect to be given under this Supply Agreement (other than a purchase order or invoice) must be in writing and will be delivered (as elected by the Party giving such notice): (i) personally; (ii) by postage prepaid registered or certified airmail, return receipt requested; (iii) by express courier service; or (iv) by facsimile with a confirmation copy deposited prepaid with an express courier service. Unless otherwise provided herein, all notices will be deemed to have been duly given on: (y) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by mail, or by express courier; or (z) one (1) business day after receipt by telecopy if the telecopy was accompanied by the mailing of the notice via courier service. Each Party may change its address for purposes hereof on not less than three (3) days' prior notice to the other Party. Notice hereunder will be sent to the following addresses (with a copy to the legal department):

If to RFMD, to:	If to JAZZ, to:
RF Micro Devices, Inc. 7628 Thorndike Road, Greensboro, NC 27409-9421. Attn: Chief Financial Officer Telecopy: (336) 931-7655	Newport Fab, LLC. 4321 Jamboree Road Newport Beach, CA 92660 Attn: Legal Counsel Telecopy: (949) 435-8455
With copy to:	With copy to:
Womble Carlyle Sandridge & Rice, PLLC 200 West Second Street Winston-Salem, NC 27101 Attn: Jeffrey C. Howland, Esq. Facsimile: (336) 733-8371	The Carlyle Group 101 S. Tryon Street, 25th Floor Charlotte, NC 28280 Attn: Claudius E. Watts, IV Telecopy: (704) 632-0299

        12.9    Assignment.    Except as otherwise expressly provided in this Supply Agreement, neither Party shall be permitted to assign any of its rights or delegate any of its obligations under this Supply Agreement without the prior written consent of the other Party; except that (i) JAZZ may, without such consent, assign all such rights to any Affiliate controlling JAZZ or to any Person providing cash financing to the JAZZ as collateral security for such financing provided that no such assignment shall relieve JAZZ from any of its obligations hereunder, (ii) RFMD may, without such consent, assign all such rights to any Affiliate controlling RFMD, provided that no such assignment shall relieve RFMD from any of its obligations hereunder, and (iii) either Party may, without the other Party's consent, assign all rights to any entity which acquires, directly or indirectly, all or any substantial portion of the assets or securities of such Party subject to the rights of RFMD under the Second Amended and Restated Stockholder Agreement, dated as of October 15, 2002, by and among the Company, RFMD and the other parties thereto. Any unauthorized assignment or transfer shall be null and void. This Supply Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns.

        12.10    Waiver.    If a Party fails to insist on performance of any of the terms and conditions, or fails to exercise any of its rights or privileges of this Supply Agreement, such failure will not constitute a waiver of such terms, conditions, rights, or privileges.

        12.11    Severability.    If the application of any provision or provisions of this Supply Agreement to any particular facts or circumstances is held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Supply Agreement will not in any way be affected or impaired thereby; and (ii) such provision or provisions will be reformed without further action by the Parties and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

        12.12    Counterparts and Facsimile    This Supply Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one and the same instrument. The Parties intend that each Party will receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Supply Agreement, including the signature pages hereto, will be deemed to be an original.

        12.13    Rules of Construction.    As used in this Supply Agreement, all terms used in the singular will be deemed to include the plural, and vice versa, as the context may require. The words "hereof,"

"herein," and "hereunder" refer to this Supply Agreement as a whole, including the attached exhibits, as the same may from time to time be amended or supplemented, and not to any subdivision in this Supply Agreement. When used in this Supply Agreement, unless otherwise expressly stated, "including" means "including, without limitation" and "discretion" means sole discretion. Unless otherwise expressly stated, when a Party's approval or consent is required under this Supply Agreement, such Party may grant or withhold its approval or consent in its discretion. References to "Section" or "Exhibit" will be to the applicable section or exhibit of this Supply Agreement. Descriptive headings are inserted for convenience only and will not be utilized in interpreting the Supply Agreement. This Supply Agreement has been negotiated by the Parties and reviewed by their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.

        12.14    Entire Agreement.    As to the subject matter hereof: (i) this Supply Agreement, including its exhibits, sets forth the entire agreement between RFMD and JAZZ; (ii) no promise, inducement, understanding, or agreement not expressly contained herein has been made; and (iii) this Supply Agreement merges and supersedes any and all previous agreements, understandings, and negotiations between the Parties concerning the subject matter hereof.

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        IN WITNESS WHEREOF, the parties have executed this Supply Agreement as of the Effective Date by the undersigned duly authorized representatives of each party.

RF MICRO DEVICES, INC.		NEWPORT FAB, LLC D/B/A JAZZ SEMICONDUCTOR
a North Carolina corporation		a Delaware limited liability company

By:	/s/ JERRY D. NEAL	By:	/s/ SCOTT SILCOCK
Name:	Jerry D. Neal	Name:	Scott Silcock
Title:	Executive Vice President of Marketing and Strategic Development	Title:	Vice President Operations

EXHIBIT A—PRICING

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

Dated:

RF MICRO DEVICES, INC.	NEWPORT FAB, LLC d/b/a JAZZ SEMICONDUCTOR
A North Carolina corporation	A Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:

[SIGNATURES REQUIRED FOR AMENDMENTS TO EXHIBIT A ONLY.]

EXHIBIT B

WAFER FORECAST

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT C

—REPORTS

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT D

MAP SAMPLE SIZE

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

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  Exhibit 10.42
WAFER SUPPLY AGREEMENT